  AMTRAN, INC.
  CALCULATION OF "EARNINGS" AND "FIXED CHARGES"
  PREPARED: 8/29/00
                                            1992           1993          1994           1995           1996           1997
                                            ----           ----          ----           ----           ----           ----
EARNINGS:
  Pre-tax income (loss) from
     continuing operations               (2,643,000)     3,866,000     5,879,000     14,653,000     (39,581,000)    6,027,000
  Fixed charges                          17,726,894     16,436,282    18,081,849     22,430,142      26,155,258    28,180,507
  Less: capitalized interest add-back             -              -      (140,000)    (1,295,000)     (1,350,218)     (702,626)
                                         ------------------------------------------------------------------------------------
TOTAL EARNINGS                           15,083,894     20,302,282    23,820,849     35,788,142     (14,775,960)   33,504,881
                                         ====================================================================================

FIXED CHARGES:
  Interest expense                        6,898,000      3,872,000     3,656,000      4,163,000       4,465,000     9,454,000
  Interest capitalized during period              -              -       140,000      1,295,000       1,350,218       702,626
  Debt issue cost amortization               24,311         38,616       419,223        649,139         881,239     1,367,272
  Bank commitment fees                      525,833        409,166       452,876        535,003         695,801       907,109
  Interest portion of rental expense     10,278,750     12,116,500    13,413,750     15,788,000      18,763,000    15,749,500
                                         ------------------------------------------------------------------------------------
TOTAL FIXED CHARGES                      17,726,894     16,436,282    18,081,849     22,430,142      26,155,258    28,180,507

DEFICIENCY OF EARNINGS AVAILABLE
    TO COVER FIXED CHARGES                                             5,739,000     13,358,000     (40,931,218)    5,324,374
RATIO OR EARNINGS TO FIXED CHARGES                                          1.32           1.60         n/a              1.19


                                                                        3 MOS          3 MOS           6 MOS         6 MOS
                                            1998          1999         3/31/99        3/31/00         6/30/99       6/30/00
                                            ----          ----         -------        -------         -------       -------
EARNINGS:
  Pre-tax income (loss) from
     continuing operations               67,210,000     77,795,312    27,443,418     (3,070,869)     54,268,078     9,477,857
  Fixed charges                          32,109,595     44,703,663    11,125,947     14,021,478      22,082,478    28,530,739
  Less: capitalized interest add-back    (2,039,517)    (3,874,651)     (944,095)      (837,518)     (1,976,855)   (1,540,713)
                                         ------------------------------------------------------------------------------------
TOTAL EARNINGS                           97,280,078    118,624,324    37,625,270     10,113,091      74,373,701    36,467,883
                                         ====================================================================================

FIXED CHARGES:
  Interest expense                       12,808,000     20,965,922     5,073,582      7,659,975      10,117,799    15,642,326
  Interest capitalized during period      2,039,517      3,874,651       944,095        837,518       1,976,855     1,540,713
  Debt issue cost amortization            1,347,099      1,574,424       445,920        476,624         837,937     1,030,289
  Bank commitment fees                      248,979        295,916        62,600        101,111         138,887       196,411
  Interest portion of rental expense     15,666,000     17,992,750     4,599,750      4,946,250       9,011,000    10,121,000
                                         ------------------------------------------------------------------------------------
TOTAL FIXED CHARGES                      32,109,595     44,703,663    11,125,947     14,021,478      22,082,478    28,530,739

DEFICIENCY OF EARNINGS AVAILABLE
    TO COVER FIXED CHARGES               65,170,483     73,920,661    26,499,323     (3,908,387)     52,291,223     7,937,144
RATIO OR EARNINGS TO FIXED CHARGES             3.03           2.65          3.38         n/a               3.37          1.28


Interest Portion of rental expense is the aircraft rent and other rent expense *25%

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